Exhibit 4.6

Security Agreement dated February 9, 2012 by and between the Dougherty’s Pharmacy, Inc. and Cardinal Health, Inc.

SECURITY AGREEMENT

This agreement is made February 9, 2012, between Cardinal Health* (“Secured Party”), whose principal address for purposes of this agreement is 7000 Cardinal Place, Dublin, OH 43017 and Dougherty's Pharmacy, Inc., a Texas corporation (the “Debtor”), whose office address and principal place of business is 16250 Knoll Trail Dr., Suite 111, Dallas, Texas 75201, who hereby agree as follows intending to be legally bound:

§1. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in the following described personal property of Debtor, wherever located and whether now owned or hereafter acquired:

All Debtor’s tangible and intangible assets, including, without limitation, all Debtor’s fixtures, goods, machinery, equipment, vehicles, inventory, leasehold improvements, accounts, accounts receivable, deposit accounts, including without limitation, those maintained with a bank or other financial institution, and all money, letter of credit rights and letter of credit proceeds and assignments thereof, chattel paper, including electronic chattel paper, documents, notes receivable, instruments, investment property, contract rights, general intangibles (including without limitation, all intellectual property, trade names, trade marks, trade secrets, service marks, patents, patent applications, copyrights, literary rights, royalties, data bases, software and software systems, licenses, franchises, customer lists, goodwill, and tax refunds), books and records, prescription files, patient lists, computer programs and records, and all other personal property, tangible or intangible (including, without limitation, all signs, appliances, cash registers, computers, computer software, shelving, check-out counters, compressors, freezers, coolers, display cases, customer records, sundries, tobacco products, prescription and over-the-counter pharmaceutical products, health and beauty aids, home healthcare products and general merchandise and supplies); all accessions and additions to, substitutions for, and replacements of any of the foregoing; all proceeds or products of any of the foregoing; and all rights to payments under any insurance or warranty, guaranty, or indemnity payable with respect to any of the foregoing (collectively, the “Collateral”).

To the extent that terms used in the foregoing description of Collateral or any other terms used in this agreement are defined in the Uniform Commercial Code (“Code”) and are not defined differently in this agreement, such terms shall have the meanings ascribed in and shall be interpreted in accordance with the Code as presently and as hereafter enacted in the state of Ohio.

§2. Obligations Secured. This agreement secures all obligations of Debtor to Secured Party, whether now existing, or hereafter arising or acquired, including without limitation all principal, interest, costs, attorneys’ fees, expenses, or other amounts, matured or unmatured, all obligations to make payment for all merchandise or services purchased by Debtor from or on the credit of Secured Party (wherever such merchandise or services may be delivered or performed), and any obligations, debts or liabilities of any nature owing to Secured Party, whether evidenced by this or any other agreement or arrangement between Debtor and Secured Party, whether any obligations have been or may be acquired by Secured Party, directly or indirectly, whether any such obligations are now or hereafter evidenced by open account, promissory notes, or other documents and irrespective of any guarantees or other security now or hereafter given for any such obligations (collectively, the “Obligations”). Debtor agrees and acknowledges that any of the entities identified as a security party hereunder may serve as collateral agent for the other secured parties.

The Obligations include, without limitation, all indebtedness and obligations of Dougherty's Holdings, Inc., a Texas corporation, the (“Borrower”) evidenced by that certain Promissory Note dated as of February 9, 2012 made by Borrower as maker payable to the order of Secured Party as payee in the principal amount of up to $1,500,350.00 (as the same may hereafter be modified or amended, the “Note”). Secured Party may also the be beneficiary of an Unconditional Guaranty signed or to be signed by one or more guarantors for the benefit of the Secured Party (as the same hereafter may be amended or modified, the “Guaranty”).

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Debtor agrees and acknowledges that the Obligations secured by the Security Agreement (if any), and the indebtedness and obligations guaranteed by the Guaranty (if any) include all indebtedness and obligations of every kind and nature now existing or hereafter arising owed or owing by Debtor to Secured Party, including without limitation the indebtedness and obligations of Debtor of every kind, including principal, interest, costs, fees and expenses, if applicable, (i) evidenced by the Note (collectively, the “Note Indebtedness”), and (ii) otherwise now owed or at any time hereafter owing by Debtor to Secured Party, whether or not evidenced by any promissory notes or other written documents or instruments (collectively, the “Other Indebtedness”). The security interest and lien granted pursuant to this Security Agreement, all of the rights in the collateral described therein, and all of the rights and remedies of Secured Party hereunder, and all of the rights and benefits of the beneficiary under the Guaranty, are collectively referred to herein as the “Credit Support”. Debtor agrees and acknowledges that (i) full or partial payment of any Note Indebtedness will not constitute payment of any Other Indebtedness, and in the event of any such full or partial payment of Note Indebtedness, the Credit Support shall continue to secure and support the payment and performance in full of all of the Other Indebtedness, and (ii) full or partial payment of any Other Indebtedness will not constitute payment of any Note Indebtedness, and in the event of any such full or partial payment of Other Indebtedness, the Credit Support shall continue to secure and support the payment and performance in full of all of the Note Indebtedness.

Debtor acknowledges that pursuant to any transfer, assignment or similar agreement (a “Transfer Agreement”) which may be entered into by and between Secured Party and any assignee or transferee (any such assignee or transferee, an “Assignee”), the Note, and the Note Indebtedness, may be assigned or transferred in whole or in part by Secured Party to an Assignee. In the event of any such assignment or transfer, (i) the Credit Support may also be transferred or assigned in whole or in part as a result thereof, but without affecting the continued validity or priority of the lien of such Credit Support with respect to both the Note Indebtedness and Other Indebtedness, and (ii) the Credit Support shall continue to secure and support both the payment and performance in full of all of the Note Indebtedness as well as the payment and performance in full of all of the Other Indebtedness.

In connection with any such assignment or transfer, either Secured Party or any Assignee may serve or continue to serve as collateral agent (the “Collateral Agent”) for both itself and such other party, with respect to the Other Indebtedness which is, or shall continue to be, owed by Debtor to Secured Party, as well as with respect to the Note Indebtedness. In such capacity, the Collateral Agent is authorized to file, and be the secured party under, UCC financing statements, and amendments thereto, as applicable, on behalf of both itself and as agent on behalf of any such other party.

Any default by Debtor in the Other Indebtedness shall constitute a default under the Note Indebtedness, and any default by Debtor under the Note Indebtedness shall constitute a default under the Other Indebtedness, in each case permitting the holder(s) of any such Note Indebtedness or Other Indebtedness, respectively, to accelerate the payment in full of all of such Note Indebtedness or Other Indebtedness, and/or exercise any and all other rights and remedies with respect to the Credit Support. Debtor agrees and acknowledges that any of the entities identified as a secured party hereunder may serve as collateral agent for the other secured parties hereunder.

§3. Location of Office and Collateral. Debtor warrants and covenants that: (a) Debtor's principal office and principal place of business is located at the address specified at the beginning of this agreement; (b) all equipment and inventory included among the Collateral is and will be held for use and/or sale in the ordinary course of Debtor’s business; (c) all Collateral will be located either at Debtor’s business locations specified in the attached Exhibit A or at the above-specified principal office and principal place of business; (d) neither the location of Debtor’s principal office and place of business nor the location of the Collateral will be changed without written notice to Secured Party 15 days or more prior to any such change (e) where the Collateral is in the possession of a third party, the Debtor shall join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party; (f) Debtor shall cooperate with the Secured Party in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper; and (g) Debtor shall not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in such chattel paper.

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§4. Insurance. Without limiting any other obligation or liability of Debtor under this Agreement, Debtor agrees that upon execution of this Agreement and through its entire effective period, Debtor shall obtain and maintain insurance coverage with limits and conditions not less than those specified below:

All Risk Property Insurance, including transit coverage, earthquake and windstorm, in an amount equal to full replacement value covering Collateral and naming Secured Party as a loss payee. Such policy(ies) shall have deductibles of not less than $10,000 per occurrence.

Debtor shall furnish certificates of insurance evidencing the required insurance policies to Secured Party prior to the effective date of the Agreement and within thirty (30) days after renewal of such policies. Each insurance policy that is required under this Agreement shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII. Secured Party is hereby appointed Debtor’s attorney-in-fact to endorse any draft or check which may be payable to Debtor in order to collect any proceeds of such insurance, and any amount so collected to be applied by Secured Party to any amount then owing by Debtor to Secured party, and the balance, if any, shall be paid to Debtor.

§5. Warranties and Covenants. Debtor warrants that: (a) Debtor owns all the Collateral free and clear of all leases, security interests, liens, encumbrances, charges, liabilities, or claims of any nature, except the security interest created by this agreement and those reflected in the attached Exhibit B; (b) Debtor has rights in or the power to transfer Collateral; (c) no financing statement covering all or any part of the Collateral is on file with the Secretary of any State, the Clerk of any County, or any other recording office, except such financing statements as may have been filed in favor of Secured Party or those set forth on Exhibit B; (d) this agreement creates a valid and perfected security interest in the Collateral, securing the prompt and full payment of the Obligations, and all filings or other actions necessary or desirable to perfect and protect such security interest have been duly made or taken or shall be duly made or taken immediately upon execution of this agreement; (e) Debtor’s exact legal name, state of organization and principal place of business are as set forth in recitals above; (f) Debtor has no other place of business, except as set forth on Exhibit A; and (g) the Collateral is and shall be used primarily for business purposes. Debtor covenants that it will not create, incur, or permit any lien on any of Debtor’s assets (now owned or hereafter acquired), including by any lien created by virtue of a purchase money security interest.

§6. Debtor’s Name/Organization. Debtor covenants that: (a) unless Secured Party consents in writing to a change in Debtor’s exact legal name or state of organization prior to such a change, Debtor shall not change its exact legal name or state of incorporation; and (b) at least 30 days prior to the occurrence of any of the following events, Debtor shall deliver to Secured Party written notice of such events (which notice shall be accompanied by Debtor’s request for Secured Party’s written approval thereof): (i) a change in the Debtor’s exact legal name or state of organization; (ii) a change in Debtor’s organizational structure, principal place of business or chief executive office; and (iii) the opening or closing of any place of business.

§7. Use of Collateral. Debtor may sell the inventory included among the Collateral at retail in the ordinary course of business until such time as Secured Party demands payment of the Obligations secured by this agreement. Debtor shall not, without the prior written consent of Secured Party: (a) sell or otherwise transfer any other Collateral, including without limitation granting a license or other security interest in the Collateral; or (b) change the location of any Collateral (except sales of inventory as described above). No Collateral shall be attached to real estate by Debtor without the prior written consent of Secured Party.

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§8. Financing Statements/Further Actions. Debtor hereby irrevocably and unconditionally authorizes Secured Party or its designees to execute, authenticate, deliver, on behalf of Debtor, and/or file or record one or more notices, affidavits, assignments, financing statements, continuation statements, or amendments thereto, and such other instruments or notices as Secured Party may consider necessary or desirable to perfect, protect, or preserve the security interest granted or purported to be granted by this agreement. A carbon, photographic or other reproduction of this agreement or of a financing statement shall be sufficient as a financing statement, except as otherwise required by the law of the state in which the financing statement is filed. Debtor shall execute any documents and take any other actions requested by Secured Party from time to time to perfect or protect any security interest granted or purported to be granted by this agreement or to enable Secured Party to exercise or enforce its rights or remedies under this agreement.

§9. Financial Information. Debtor shall furnish or cause to be furnished to Secured Party such financial data and information relating to the performance of the provisions of this agreement or to the business and financial condition of Debtor as may be reasonably requested from time to time by Secured Party, including without limitation, financial statements of Debtor (including a balance sheet and related statements of income, shareholders’ equity, and cash flows).

§10. Default. If (i) Debtor fails to make any payment when due to Secured Party, (ii) Debtor defaults under any of its agreements with Secured Party, including but not limited to a vendor agreement or credit application agreement, (iii) Debtor fails fully to perform any of the Obligations, or (iv) Secured Party deems itself insecure for any other reason, then and in any such event: (a) all amounts owing to Secured Party by Debtor shall become immediately payable without notice or demand; and (b) Secured Party may exercise, with respect to the Collateral, all rights and remedies of a secured party on default under the Code and all other rights and remedies under this agreement or otherwise available to Secured Party. In any action or proceeding to enforce its rights or remedies under this agreement, Secured Party shall be entitled forthwith to immediate exclusive possession and control of the Collateral and, upon ex parte application by Secured Party to any court of competent jurisdiction without notice to Debtor, shall be entitled to an order giving such immediate exclusive possession and control to Secured Party or, if Secured Party so elects, to an order appointing a receiver for the Collateral and the business of Debtor, all upon a prima facie showing only of the default and without any requirement of bond or other security and without any showing that immediate or irreparable injury, loss, or damage will result if such an order is not issued by the court. Secured Party and any persons designated by Secured Party shall have the right, without notice to Debtor, to enter any premises where any Collateral may then be located and to take possession of that Collateral or remove it or both, and Debtor hereby irrevocably authorizes Secured Party to do so. For purposes of this agreement, notice to Debtor ten days prior to the date of a public sale of any Collateral or ten days prior to the date after which private sale or other disposition of any Collateral will be made shall constitute reasonable notice of any such sale. Debtor shall pay to Secured Party all costs and expenses, including, without limitation, reasonable legal fees and court costs, incurred by Secured Party, directly or indirectly, in connection with or as a result of collecting, enforcing, or protecting its rights under this agreement.

§11. Notices. Any notice or other communication required or desired to be given to any party under this agreement shall be in writing and shall be deemed given when: (a) delivered personally to that party; (b) deposited in the United States mail, first-class postage prepaid, addressed to that party at the address for that party specified at the beginning of this agreement or at any other address hereafter designated by that party in notice to the party giving notice; or (c) delivered to that address.

§12. Complete Agreement. This agreement (with its exhibits and addenda, if any, referred to in this agreement) contain the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this agreement. No changes to this agreement shall be made or be binding on any party unless made in writing and signed by each party to this agreement.

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§13. Governing Law. All questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance under this agreement shall be construed and resolved under the laws of Ohio, except to the extent that the Code provides for the application of the laws of the state of Texas with respect to the perfection, priority, and enforceability of the security interests granted herein.

§14. Severability. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

§15. Venue. All parties to this agreement hereby designate any state or federal court sitting in Columbus, Ohio, or in or near Dublin, Ohio, at Lender’s option, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any actions or proceeding initiated in such court.

§16. Nonwaiver. No failure by any party to insist upon compliance with any term of this agreement or to exercise any option, enforce any right, or seek any remedy upon any default of any other party shall affect, or constitute a waiver of, the first party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this agreement affect, or constitute a waiver of, any party’s right to demand strict compliance with all provisions of this agreement. No waiver shall be effective unless it is in a writing signed by the party giving the waiver.

§17. Captions. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections and shall be ignored in construing this agreement.

§18. Survival. All agreements, obligations, warranties, and representations under this agreement shall survive any investigations made by any party to this agreement.

§19. Exhibits. Each exhibit and addendum, if any, referred to in this agreement hereby is incorporated in this agreement by reference. All obligations of any party under any such exhibit or addendum shall be considered as obligations under this agreement.

§20. Genders and Numbers. When permitted by the context, each pronoun used in this agreement includes the same pronoun in other genders or numbers, and each noun used in this agreement includes the same noun in other numbers.

§21. Obligations. All obligations of Debtor under this agreement shall be joint and several obligations.

§22. Assignment. Debtor shall not assign this agreement to any third party without the prior written consent of Secured Party (which consent may by withheld by Secured Party in its sole discretion). Secured Party shall have the right to assign this agreement to any direct or indirect subsidiary of Secured Party or any third party without the consent of Debtor.

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§23. Successors. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, administrators, executors, successors, and assigns of each party to this agreement.

§24. Cumulative Effect. This agreement is intended as an additional security to Secured Party and does not supersede, waive, or otherwise affect any other security interests, guarantees, or other agreements between Secured Party and Debtor.

DEBTOR

DOUGHERTY'S PHARMACY, INC.

By: /s/ David Bowe
Name: David Bowe
Title: President/CFO

SECURED PARTY
CARDINAL HEALTH*

/s/ David Joy

By: David Joy
Title: Credit Manager

*The term “Cardinal Health” shall mean collectively all subsidiaries, related and affiliated companies of Cardinal Health, Inc. (“CHI”), an Ohio corporation, and successor or assigns thereof, whether existing now or in the future, including but not limited to ParMed Pharmaceuticals, LLC.

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